Exhibit 99.1
THORATEC REPORTS 36 PERCENT GROWTH IN REVENUES;
CARDIOVASCULAR REVENUES INCREASE 54 PERCENT YEAR-OVER-YEAR
GROWTH DRIVEN BY HEARTMATE II® ADOPTION IN NORTH AMERICA AND
EUROPE
     (PLEASANTON, CA), April 29, 2010—Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, said today revenues for the first quarter of 2010 increased 36 percent versus a year ago.
     For the quarter ended April 3, 2010, revenues were $121.6 million versus revenues of $89.5 million in the first quarter of 2009. Revenues in the company’s Cardiovascular Division increased 54 percent in the first quarter of 2010 versus the same period a year ago.
     Net income on a GAAP basis for the first quarter of 2010 was $12.4 million, or $0.21 per diluted share, versus GAAP net income of $5.6 million, or $0.10 per diluted share, in the first quarter of 2009. Non-GAAP net income, which is described later in this press release, was $18.4 million, or $0.29 per diluted share, versus non-GAAP net income of $13.8 million, or $0.22 per diluted share, in the first quarter a year ago.
     “Thoratec had an excellent start to 2010 as we initiated the commercial launch of our HeartMate II LVAS (Left Ventricular Assist System) for Destination Therapy (DT) following the receipt of FDA approval of our PreMarket Application (PMA) Supplement in January,” noted Gary F. Burbach, president and chief executive officer.
     “Our DT launch initiatives have enabled us to achieve rapid traction in the market. Our financial performance in the quarter reflects not only the benefit of initial DT commercial activity in the U.S., but also continued adoption of the HeartMate II in Europe and our new HeartMate external peripherals introduced last fall. We also continued to add new HeartMate II centers, both in North America and Europe,” he added. “In addition, we continue to see the benefits of our clinical training and educational programs as evidenced by the positive patient outcomes portrayed in a number of recent journal articles and presentations at leading medical meetings,” he continued.
     Thoratec recently participated in the International Society for Heart & Lung Transplantation (ISHLT) 30th Anniversary Meeting and Scientific Sessions, where a broad range of data on HeartMate II was highlighted. Notably, Dr. Mark Slaughter from the University of Louisville presented updated data from the HeartMate II DT trial. The data demonstrated 74 percent one-year survival for HeartMate II patients implanted between May 2007 and March

2009, up from 68 percent one-year survival for patients implanted in the primary cohort from March 2005 through May 2007.
     Thoratec also announced that its post-market bridge-to-transplantation (BTT) study of 169 patients has reached full follow-up, demonstrating 90 percent survival at six months and 85 percent survival at one year. “We are encouraged by the continued improvements in patient outcomes seen in the HeartMate II BTT and DT trials, as well as the HeartMate II BTT commercial experience,” noted Burbach. “Going forward, we look forward to working with the clinical community to continue to drive clinical improvements and build the body of evidence supporting HeartMate II.”
     Thoratec also announced earlier this week that the company has entered into a stock purchase agreement regarding the divestiture of its International Technidyne Corporation (ITC) Division to Danaher Corporation for $110 million, plus an earn-out targeted at $26 million based on current expectations for the Alternate Site business. The transaction remains subject to various closing conditions, including antitrust approval, and is currently expected to close in the second quarter.
FINANCIAL HIGHLIGHTS
     Thoratec reported revenues of $121.6 million in the first quarter of 2010 compared with revenues of $89.5 million in the first quarter of 2009. Cardiovascular Division revenues in the first quarter of 2010 were $99.3 million versus $64.6 million in the same period a year ago. Revenues at the company’s ITC Division were $22.3 million versus $24.9 million a year ago.
     GAAP gross margin for the first quarter of 2010 was 62.4 percent versus 60.4 percent a year ago. Non-GAAP gross margin, which is described later in this press release, was 62.9 percent versus 61.0 percent a year ago. The year-over-year increase in gross margin was due primarily to increased worldwide HeartMate II volume and the continued rollout of our new HeartMate external peripherals offset by pump to non-pump mix at the Cardiovascular Division and product and geographic mix at ITC.
     Operating expenses on a GAAP basis in the first quarter of 2010 were $54.2 million versus $44.5 million a year ago. On a non-GAAP basis, operating expenses in the first quarter of 2010 were $47.2 million versus $34.1 million in the first quarter of 2009. Operating expenses on a non-GAAP basis are described later in this press release. The year-over-year increase in operating expenses was due primarily to the $8.5 million Percutaneous Heart Pump (PHP) acquisition, increased Cardiovascular Division spending on product development and market development initiatives, offset by lower expenses at ITC.
     On a GAAP basis, other expense totaled $3.2 million for the first quarter of 2010 versus $1.9 million a year ago. On a non-GAAP basis other expense totaled $1.1 million for the first quarter of 2010 versus $20,000 a year ago. The increase in other expense is primarily attributable to a $2.0 million impairment of an investment in Acorn. Other expense on a non-GAAP basis is described later in this press release.
     The company’s GAAP effective tax rate for the first quarter of 2010 was 33.0 percent versus 26.7 percent a year ago. The non-GAAP tax rate, which is described later in this press release, was 34.7 percent in the first quarter of 2010 versus 32.6 percent a year ago. The increase in the GAAP and non-GAAP tax rates reflects higher pre-tax income and the inability to recognize federal research and development credits in the absence of enacted legislation.
     The company’s convertible debt was dilutive on a non-GAAP basis for the first quarter of 2010. The increase in dilutive shares was approximately 7.3 million shares.
     Cash and investments at the end of the first quarter of 2010 were $338.1 million versus $330.2 million at the end of fiscal 2009. The cash and investment balance includes $23.9 million of Auction Rate Securities classified as long-term investments.
GUIDANCE FOR FISCAL 2010
     The company is providing updated guidance for fiscal 2010, which excludes the ITC Division. It now expects that revenues for fiscal 2010 will be in the range of $365 to $375 million, representing growth of 30 to 34 percent over 2009, based upon the expected commercial adoption of the HeartMate II for Destination Therapy, the company’s strong first quarter 2010 performance, and continued conversion of centers and patients to the new HeartMate external peripherals. The company’s expectation for gross margin for the full year on a non-GAAP basis is approximately 67.0 percent and 66.5 percent on a GAAP basis. Non-GAAP net income per diluted share is expected to be in the range of $1.14 to $1.19 and GAAP net income per diluted share is expected to be in the range of $0.95 to $1.00. Excluding the impact of the one-time PHP acquisition charge, non-GAAP net income per diluted share is expected to be $1.23 to $1.28 and GAAP net income per diluted share is expected to be $1.03 to $1.08.
     Beginning in the second quarter 2010, due to the announced divestiture of the ITC Division, the Company will account for ITC as a discontinued operation. Thoratec anticipates that net after-tax proceeds from the initial payment of the transaction will be in the range of $80 to $90 million.
CONFERENCE CALL/WEBCAST INFORMATION
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 p.m., Eastern Daylight Time) today. The teleconference can be accessed by calling (719) 325-4809, passcode 2460910. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through

Thursday, May 6, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 2460910.
GAAP TO NON-GAAP RECONCILIATION
     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by its products and certain costs of producing that revenue, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income and expense, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP shares used to compute diluted net income per share. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.
     Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors’ operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.
     Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax effected impact of share-based compensation expense, amortization of purchased intangibles, expenses associated with the retrospective adoption of the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements in accordance with Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) 470-20, Debt, Danaher transaction costs, and HeartWare transaction costs.
     Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.

     Non-GAAP shares used to compute diluted net income per share consists of GAAP shares used to compute diluted net income per share adjusted for any exclusions made in conjunction with the application of the two-class method for calculating net income per share.
     Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense.
     Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense, amortization of purchased intangibles, Danaher transaction costs, and HeartWare transaction costs.
     Non-GAAP other income and expense consists of GAAP other income and expenses excluding expenses related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt.
     Non-GAAP tax rate consists of the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
     Management believes that it is useful in measuring Thoratec’s operations to exclude amortization of intangibles. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.
     Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors’ ability to review Thoratec’s business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company’s business operations.
     Due to the subjective assumptions used to develop non-cash interest expense related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt, Thoratec management believes that providing non-GAAP financial measures that exclude such expense allows investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors’ ability to review Thoratec’s business from the same perspective as Thoratec management.
     To enable investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods, Thoratec has excluded Danaher and HeartWare acquisition transaction costs as they are infrequent in nature.

     There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee’s compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures calculations may differ from components that our peer companies exclude when they report their results from operations.
     Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec’s financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.
     The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP income statement for the three month periods ending 2010 and 2009:
THORATEC CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	April 3, 2010	April 4, 2009
Product sales	$121,578	$89,466
Cost of product sales	45,705	35,439

Gross profit	75,873	54,027

Operating expenses:
Selling, general and administrative	28,470	27,455
Research and development	23,068	14,086
Amortization of purchased intangible assets	2,614	2,931

Total operating expenses	54,152	44,472

Income from operations	21,721	9,555
Other income and (expense):
Interest expense	(2,880)	(2,866)
Interest income and other	1,708	988
Impairment on strategic investment	(2,000)	—

Income before income taxes	18,549	7,677
Income tax expense	(6,116)	(2,050)

Net income	$12,433	$5,627

Net income per share
Basic	$0.22	$0.10

Diluted	$0.21	$0.10

Shares used to compute net income per share (1):
Basic	56,638	55,527
Diluted	58,106	56,882

(1)	The company adopted the two-class method in calculating net income per share on a GAAP basis, which excludes the weighted average unvested restricted stock awards outstanding of 494,543 and 856,177 for the three months ended April 3, 2010 and April 4, 2009, respectively.

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income and diluted net income per share for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	April 3, 2010	April 4, 2009
Net income reconciliation
Net income on a GAAP basis	$12,433	$5,627
Share-based compensation expense:
- Cost of product sales	553	511
- Selling, general and administrative	2,694	2,406
- Research and development	1,438	1,119
Amortization of purchased intangibles	2,614	2,931
HeartWare transaction costs	—	3,918
Danaher transaction costs	231	—
Impact of adoption of ASC 470-20	2,034	1,858
Income tax effect of non-GAAP income before tax	(486)	(1,203)
Income tax effect of non-GAAP adjustments	(3,153)	(3,402)

Net income on a non-GAAP basis	$18,358	$13,765

	Three Months Ended
	April 3, 2010	April 4, 2009
Diluted net income per share reconciliation
Diluted net income per share on a GAAP basis	$0.21	$0.10
Share-based compensation expense:
- Cost of product sales	0.01	0.01
- Selling, general and administrative	0.05	0.04
- Research and development	0.03	0.02
Amortization of purchased intangibles	0.04	0.05
HeartWare transaction costs	—	0.07
Danaher transaction costs	0.00	—
Impact of adoption of ASC 470-20	0.04	0.03
Income tax effect of non-GAAP income before tax	(0.01)	(0.02)
Income tax effect of non-GAAP adjustments	(0.05)	(0.06)
Convertible debt dilution impact	(0.03) (1)	(0.02) (1)

Diluted net income per share on a non-GAAP basis	$0.29	$0.22

	Three Months Ended
	April 3, 2010	April 4, 2009
Shares used to compute diluted net income per share reconciliation
Shares used in calculation of diluted net income per share —GAAP	58,106	56,882
Convertible debt dilution impact (1)	7,290	7,290
Weighted average unvested restricted stock awards (2)	495	856

Shares used in calculation of diluted net income per share — Non-GAAP	65,891	65,028

(1)	The company’s total diluted share count on a non-GAAP basis for the three months ended April 3, 2010 and April 4, 2009 include approximately 7.3 million shares underlying its convertible notes as they were dilutive for the respective quarters.

(2)	The company adopted the two-class method in calculating net income per share on a GAAP basis, which excludes the weighted average unvested restricted stock awards outstanding of 494,543 and 856,177 for the three months ended April 3, 2010 and April 4, 2009, respectively.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands)

	Three Months Ended
	April 3, 2010		April 4, 2009
Gross profit on a GAAP basis	$75,873	62.4%	$54,027	60.4%
Share-based compensation expense	553		511

Gross profit on a non-GAAP basis	$76,426	62.9%	$54,538	61.0%

The following table reconciles the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands)

	Three Months Ended
	April 3, 2010	April 4, 2009
Operating expenses on a GAAP basis	$54,152	$44,472
Share-based compensation expense:
- Selling, general and administrative	(2,694)	(2,406)
- Research and development	(1,438)	(1,119)
Amortization of purchased intangibles	(2,614)	(2,931)
HeartWare transaction costs	—	(3,918)
Danaher transaction costs	(231)	—

Operating expenses on a non-GAAP basis	$47,175	$34,098

The following table reconciles the specific items excluded from GAAP other income and expense in the calculation of non-GAAP other income and expense for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Other Income and Expense
(Unaudited)
(in thousands)

	Three Months Ended
	April 3, 2010	April 4, 2009
Other expense on a GAAP basis	$(3,172)	$(1,878)
Impact of adoption of ASC 470-20	2,034	1,858

Other expense on a non-GAAP basis	$(1,138)	$(20)

The following table reconciles the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
THORATEC CORPORATION
GAAP to Non-GAAP Tax Expense Reconciliation
(Unaudited)
(in thousands)

	Three Months Ended
	April 3, 2010		April 4, 2009
Tax expense on a GAAP basis	$(6,116)	33.0%	$(2,050)	26.7%
Share-based compensation expense and other	(2,269)		(1,122)
Amortization of purchased intangibles	(1,045)		(1,173)
HeartWare transaction costs	—		(1,567)
Danaher transaction costs	(92)		—
Impact of adoption of ASC 470-20	(814)		(743)
Excess compensation limitations	581		—

Tax expense on a non-GAAP basis	$(9,755)	34.7%	$(6,655)	32.6%

The following table reconciles the guidance on a GAAP and non-GAAP basis for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)

	For the Fiscal Year Ended 2010
	From	To
Gross margin
Gross margin on a GAAP basis	66.50%	66.50%
Share-based compensation expense	0.50%	0.50%

Gross margin on a non-GAAP basis	67.00%	67.00%

	For the Fiscal Year Ended 2010
	From	To
Net income per diluted share excluding PHP acquisition fee
Net income per diluted share on a GAAP basis excluding PHP acquisition fee	$1.03	$1.08
Share-based compensation expense	0.12	0.13
Amortization of purchased intangibles	0.10	0.10
Impact of adoption of ASC 470-20	0.01	0.01
Income tax effect of non-GAAP income before tax	(0.03)	(0.04)

Net income per diluted share on a non-GAAP basis excluding PHP acquisition fee	$1.23	$1.28

	For the Fiscal Year Ended 2010
	From	To
Net income per diluted share reconciliation
Net income per diluted share on a GAAP basis	$0.95	$1.00
Share-based compensation expense	0.14	0.13
Amortization of purchased intangibles	0.11	0.10
Impact of adoption of ASC 470-20	(0.01)	0.01
Income tax effect of non-GAAP income before tax	(0.05)	(0.05)

Net income per diluted share on a non-GAAP basis	$1.14	$1.19

     Thoratec is a world leader in therapies to address advanced-stage heart failure. The company’s product lines include the Thoratec® VAD (Ventricular Assist Device) and HeartMate LVAS with more than 15,000 devices implanted in patients suffering from heart failure. Additionally, its International Technidyne Corporation (ITC) Division is a leader in point-of-care blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and IVAD is a trademark of Thoratec Corporation. ITC, A-VOX Systems, AVOXimeter, HEMOCHRON, ProTime and IRMA are registered trademarks of International Technidyne Corporation. CentriMag is a registered trademark of Levitronix, LLC.
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2010 financial results, future performance or timelines and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes, “views,” “expects,” “plans,” “projects,” “hopes,” “could,” “will,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address issues raised by FDA inspections adequately and on a timely basis without a resulting recall of products or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Contacts:
Taylor Harris
Senior Director, Investor Relations & Business Development
Thoratec Corporation
(925) 738-0047
or
Neal B. Rosen
Ruder-Finn
(415) 692-3058